SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. N/A)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           THE AAL MUTUAL FUNDS, INC.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:


         2)       Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         4)       Proposed maximum aggregate value of transaction:


         5)       Total fee paid:


[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


         2)       Form, Schedule or Registration Statement No.:


         3)       Filing Party:


         4)       Date Filed:

                                                               December --, 1997

Re: SPECIAL MEETING OF SHAREHOLDERS OF THE AAL VARIABLE PRODUCT SMALL COMPANY STOCK PORTFOLIO

Dear Certificate Owner:

Enclosed is a notice of a Special Meeting of Shareholders of the AAL Variable Product Small Company Stock Portfolio ("Portfolio"), a portfolio of the AAL Variable Product Series Fund, Inc., to be held on Friday, February 13, 1998, together with a Proxy Statement and form of Proxy relating to the business to be transacted at the meeting.

This Special Meeting of Shareholders is being called for the purpose of considering and acting upon a change to the fundamental investment objective of the Portfolio. The Portfolio's present objective seeks investment results that approximate the Wilshire SmallCap Index by investing primarily in common stocks included in this index. The nature of the index and the manner in which the index alters its composition have made it difficult for the Portfolio to track the index on a timely basis. This has resulted in a greater variation in approximating the investment results of the index than the Board feels is desirable for Certificate Owners. Therefore, the Board of Directors has determined that it is in the best interests of the Certificate Owners to amend the Portfolio's fundamental objective by substituting a different small company stock index, the S&P SmallCap 600 Index, for the Wilshire SmallCap Index, in order to better approximate the investment results of small company stocks. No other business is scheduled to be transacted.

If the proposed change is approved by the Shareholders, the revised investment objective will be implemented approximately 2 weeks following approval, or March 1, 1998, based upon a February 13, 1998, approval. The investment objective would remain fundamental and could only be further changed with the approval of the Portfolio's shareholders.

If you have any questions or concerns that you would like to discuss about the meeting and the matter to be acted upon, please call us at ---------.

Thank  you  for  your  continued   confidence  in  AAL.  Your   cooperation  and
participation in completing and returning the enclosed Proxy will ensure that your vote is counted.

                                                    AAL VARIABLE PRODUCT SERIES
                                                    FUND, INC.

                                                    /s/ Steven A. Weber
                                                    ----------------------------
                                                    Steven A. Weber, President

                     AAL VARIABLE PRODUCT SERIES FUND, INC.
                4321 NORTH BALLARD ROAD APPLETON, WISCONSIN 54919

                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS of the
               AAL Variable Product Small Company Stock Portfolio
                         To Be Held on February 13, 1998

        A Special Meeting of the Shareholders of the AAL Variable Product Small Company Stock Portfolio ("Portfolio"), a series of the AAL Variable Product Series Fund, Inc. will be held at 222 West College Avenue, Appleton, Wisconsin, on February 13, 1998, beginning at 10:00 a.m. local time for the following purpose(s):

     1. To approve or disapprove a proposed change to the Portfolio's fundamental investment objective as described in the accompanying Proxy Statement; and

     2. To transact any other business as may properly come before the meeting, or adjournment thereof.

The Board of Directors has fixed the close of business on Friday, November 28, 1997, as the record date ("Record Date") for determining shareholders entitled to notice of, and shares having voting rights in connection with, the Special Meeting and any adjournment thereof. Your attention is invited to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

The Portfolio issues and sells its shares to AAL Variable Annuity Account I ("Variable Account"), where the shares are held to fund benefits under variable annuity certificates issued by AAL in the Variable Account ("Certificates"). As the owner of all of the assets held in the Variable Account, AAL is the sole shareholder of each Portfolio and is entitled to vote all of the shares of each Portfolio held in the Variable Account. However, pursuant to applicable laws, the Fund's current Prospectus dated May 1, 1997, and the Fund's Articles of Incorporation and Bylaws, AAL votes outstanding shares of the Portfolios in accordance with instructions received from the owners of the certificates ("Certificate Owners") issued in the Variable Account. This Notice is being delivered to Certificate Owners who, by virtue of their ownership of Certificate(s), owned beneficially shares of the Portfolio as of the Record Date, so that they may instruct AAL on how the Portfolio shares underlying their Certificates should be voted on matters to be acted upon at the Special Meeting.

                                        By  Order  of the  Board of
                                        Directors  of The AAL  Variable
                                        Product Series Fund, Inc.

                                        /s/ Mark J. Mahoney
                                        -----------------------------------
                                        Mark J. Mahoney, Secretary

Appleton, Wisconsin

December --, 1997

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED FORM(S) OF PROXY AND RETURN THEM PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE PROVIDED FOR THAT PURPOSE.

                                 PROXY STATEMENT

               AAL VARIABLE PRODUCT SMALL COMPANY STOCK PORTFOLIO


                             4321 North Ballard Road
                         Appleton, Wisconsin 54919-0001
                              Phone: 1-800-405-6140

                    This Proxy Statement was first mailed to

                    Shareholders on or about December , 1997

                        SOLICITATION, PURPOSE AND VOTING

SOLICITATION


     The enclosed Proxy is being solicited by the Board of Directors of AAL Variable Product Series Fund, Inc. (the "Fund") in connection with the Special Meeting of Shareholders (the "Special Meeting") of the AAL Variable Product Small Company Stock Portfolio ("Portfolio") to be held on February 13, 1998. The Portfolio issues and sells its shares to AAL Variable Annuity Account I (the "Variable Account"), where the shares are held to fund benefits under variable annuity certificates issued by AAL in the Variable Account (the "Certificates"). AAL is a non-profit, non-stock membership organization, licensed to do business as a fraternal benefit society. AAL has a mission of bringing Lutherans and their families together to pursue quality living through financial security, volunteer action and help for others. AAL has about 1.7 million members and is one of the world's largest fraternal benefit societies in terms of assets and life insurance in force. AAL ranks in the top two percent of all life insurers in the U.S. in terms of ordinary life insurance (nearly $78 billion in force). AAL offers life, health and disability income insurance and fixed and variable annuities to its members. Members belong to one of over 9,500 local AAL branches throughout the U.S. As the owner of all of the assets held in the Variable Account, AAL is the sole shareholder of the Portfolio and is entitled to vote all of the shares of the Portfolio held in the Variable Account. However, pursuant to applicable laws, the Fund's current Prospectus dated May 1, 1997 and the Fund's Articles of Incorporation and Bylaws, AAL votes outstanding shares of the Portfolio in accordance with instructions received from the owners of the Certificates ("Certificate Owners") issued in the Variable Account. This Proxy Statement and the accompanying Notice and Form of Proxy are being delivered to Certificate Owners who, by virtue of their ownership of Certificate(s), beneficially owned shares of the Portfolio as of Friday, November 28, 1997 (the "Record Date"), so that they may instruct AAL on how the Portfolio shares underlying their Certificates should be voted on matters to be acted upon at the Special Meeting.


You are encouraged to read carefully this Proxy Statement and mark and return the Form(s) of Proxy accompanying it.

PURPOSE

The purpose of the Special Meeting is to approve a change to the fundamental investment objective of the Portfolio. The Portfolio's present objective seeks investment results that approximate the Wilshire SmallCap Index by investing primarily in common stocks included in this index. The nature of the index and the manner in which the index alters its composition have made it difficult for the Portfolio to track the index on a timely basis. This has resulted in a greater variation in approximating the investment results of the index than the Board feels is desirable for Certificate Owners. Therefore, the Board of Directors has determined that it is in the best interests of the Certificate Owners to amend the Portfolio's fundamental objective by substituting a different small company stock index, the S&P SmallCap 600 Index, for the Wilshire SmallCap Index, in order to better approximate the investment results of small company stocks. No other business is scheduled to be transacted.

QUORUM AND VOTING

The representation at the meeting, in person or by Proxy, of shares constituting one-third of all shares outstanding and entitled to vote on a matter constitutes a quorum for the transaction of business. Abstentions will be treated as present for purposes of determining the presence or absence of a quorum.

In order to be approved the proposed change to the Portfolio's fundamental objective must be approved by a majority of its outstanding shares. A majority of the outstanding shares means the approval of the lesser of: (i) 67% or more of the shares represented at a meeting at which more than 50% of all of the shares of the Portfolio entitled to vote are present or represented by Proxy; or
(ii) more than 50% of all of the shares of the Portfolio entitled to vote. Accordingly, abstentions will have the same effect as votes cast against approval of the proposed change to the fundamental investment objective of the Portfolio.

AAL, as the sole shareholder of the Portfolio, will submit a Proxy for all shares of the Portfolio owned of record by it as of the Record Date. Shares underlying Certificates with respect to which AAL has received voting instructions from the Certificate Owner will be voted by AAL in accordance with such instructions. Shares with respect to which an executed Proxy is received, but provides no voting instructions, will be voted by AAL in favor of the proposed amendment. Shares with respect to which no Proxy is received will be voted by AAL in proportion to the shares with respect to which AAL has received instructions from Certificate Owners. For purposes of calculating AAL's proportionate voting described below, such uninstructed shares will be counted the same as shares with respect to which AAL has received instructions to vote in favor of the proposed change to the Portfolio's investment objective.

By way of example, suppose there were outstanding a total of 1,000 shares of the Portfolio. Suppose further that Certificate Owners owning Certificates representing 680 of those shares returned proxies instructing AAL as follows:
(a) to vote 340 shares 'FOR" approval of the proposed change to the Portfolio's investment objective; (b) to vote 170 shares 'AGAINST' approval; (c) to abstain from voting 85 shares; and (d) providing no voting instruction with respect to the remaining 85 shares. Then AAL would vote the 595 shares referred to in clauses (a), (b) and (c) as instructed, and would vote the remaining 85 shares referred to in clause (d) 'FOR' approval of the proposed change to the Portfolio's investment objective. In addition, of the 320 shares with respect to which no proxies were received, AAL would vote 200 shares 'FOR' approval (which is proportionate to the sum of the shares referred to in clauses (a) and (d) above, divided by the total number of shares with respect to which executed proxies were received), would vote 80 shares 'AGAINST" approval, and would abstain from voting the remaining 40 shares.

The number of votes that each Certificate Owner may instruct is determined by dividing a Certificate's accumulated value in the subaccount as of the Record Date by the net asset value per share of the Portfolio as of the Record Date. Fractional shares are counted.

Shares represented by properly executed proxies received by the Fund will be voted by AAL at the Special Meeting and any adjournment thereof in accordance with the terms of such proxies, as described above. A Certificate Owner may revoke his or her Proxy at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of the Fund prior to the Special Meeting or by delivering a duly executed Proxy bearing a later date.


Certificate Owners owning Certificates representing shares at the close of business on November 28, 1997, will be entitled to one vote on each matter presented for each share so represented. At that date, there were 9,403,217.616 shares of the Portfolio.


UPON REQUEST AND AT NO COST TO A REQUESTING CERTIFICATE OWNER, THE FUND WILL MAIL, BY FIRST CLASS MAIL, COPIES OF ITS ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996. REQUESTS SHOULD BE DIRECTED TO THE ATTENTION OF THE AAL VARIABLE ANNUITY SERVICE CENTER, 4321 NORTH BALLARD ROAD, APPLETON, WISCONSIN 54919-0001, TELEPHONE: 1-800-405-6140.

PROPOSAL 1:       APPROVAL OF CHANGE TO THE PORTFOLIO'S FUNDAMENTAL
                  INVESTMENT OBJECTIVE

General

The Portfolio's current fundamental investment objective ("Present Objective") "seeks to achieve investment results that approximate the performance of the Wilshire SmallCap Index by investing primarily in common stocks included in the index." The Wilshire SmallCap Index is a creation of Wilshire Associates
Incorporated, the Pacific Stock Exchange and the Chicago Board of Trade. The Index is comprised of 250 stocks weighted by their market capitalization and its component stocks are selected according to liquidity, industry sector and market capitalization parameters. It is a custom-designed index intended to represent the performance attributes of the smaller capitalization segment of the U.S. equity markets. For reasons described later in this Proxy Statement, certain characteristics of the Wilshire SmallCap Index make it difficult to track, resulting in costs to the Certificate Owners as well as incurable variances relating to achieving the Portfolio's Present Objective.

The Board of Directors is proposing to change the Present Objective by replacing the Wilshire SmallCap Index with the S&P SmallCap 600 Index. If this change is approved the Portfolio's new fundamental investment objective would be to "seek to achieve investment results that approximate the performance of the S&P SmallCap Index by investing primarily in common stocks included in the index."

The Directors identified the Russell 2000 Index and the S&P SmallCap 600 Index as two potential alternatives to use as our benchmarks for the Portfolio. The Russell 2000 Index has three main drawbacks that make it an inadequate alternative. First, there are 2000 stocks in the index which would be very difficult to replicate. Second, some of the smaller stocks in the Russell 2000 Index are extremely illiquid and, therefore, difficult to trade. Third, the Russell 2000 Index is rebalanced only once per year like the Wilshire SmallCap which can inhibit the correlation between the performance of index and the overall small cap market. As discussed below, the S&P Small Cap 600 Index does not suffer from these drawbacks. For these reasons, the Board of Directors recommends using the S&P SmallCap Index rather than the Russell 2000 Index as the benchmark for the Portfolio.

Comparison of the Wilshire SmallCap Index and the S&P SmallCap 600 Index

The Wilshire SmallCap Index was introduced in 1991 as an index of small cap performance specifically for use by the Pacific Stock Exchange for trading purposes. In order to serve this purpose it needed to include a minimal number of representative small companies with high liquidity and low annual turnover while still representing a broad number of industry sectors. It also had to correlate with existing small cap stock benchmarks.


The S&P SmallCap 600 Index was introduced in October, 1994 (after the initial registration filing for the AAL Variable Product Series Fund, Inc.), and consists of 600 companies selected by a committee at Standard and Poors based upon their industry, size and liquidity. None of the companies included in this index are also included in the S&P 500 Index, which is the index used by the AAL Variable Product Large Company Stock Portfolio. Additions and deletions of companies in the index are on an "as needed" basis. As part of the services provided by Standard & Poor's for a fee, such additions and deletions would be communicated to the Portfolio's investment adviser on a prompt basis.

The following tables compare some of the quantitative characteristics of the two indexes as of mid-year 1997.

The first table compares the composition of the various indices based on the percentage of the total number of companies represented in each index that fall into various specified ranges of market capitalizations. The second table compares the composition of the various indices based on the percentage of the total market capitalization of all companies represented in each index which is attributable to companies falling within various specified ranges of market capitalizations.



-------------------------------------------- ------------------------------------------ -------------------------------------------
Percentage of Companies (number)             Wilshire SmallCap Index                    S&P SmallCap 600 Index
-------------------------------------------- ------------------------------------------ -------------------------------------------
-------------------------------------------- ------------------------------------------ -------------------------------------------
$1billion to $5 billion                      25.6%                                      11.3%
-------------------------------------------- ------------------------------------------ -------------------------------------------
-------------------------------------------- ------------------------------------------ -------------------------------------------
$500 million to$1 billion                    45.6%                                      32.0%
-------------------------------------------- ------------------------------------------ -------------------------------------------
-------------------------------------------- ------------------------------------------ -------------------------------------------
$250 million to $500 million                 28.8%                                      29.5%
-------------------------------------------- ------------------------------------------ -------------------------------------------
-------------------------------------------- ------------------------------------------ -------------------------------------------
less than $250 million                       0                                          21.2%
-------------------------------------------- ------------------------------------------ -------------------------------------------


-------------------------------------------- ------------------------------------------ -------------------------------------------
Percentage of Market                         Wilshire SmallCap Index                    S&P SmallCap 600 Index
Capitalization
-------------------------------------------- ------------------------------------------ -------------------------------------------
-------------------------------------------- ------------------------------------------ -------------------------------------------
$1billion to 5 billion                       42.1%                                      29.2%
-------------------------------------------- ------------------------------------------ -------------------------------------------
-------------------------------------------- ------------------------------------------ -------------------------------------------
$500 million to$1 billion                    43.3%                                      42.2%
-------------------------------------------- ------------------------------------------ -------------------------------------------
-------------------------------------------- ------------------------------------------ -------------------------------------------
$250 million to $500 million                 14.5%                                      20.7%
-------------------------------------------- ------------------------------------------ -------------------------------------------
-------------------------------------------- ------------------------------------------ -------------------------------------------
less than $250 million                       0                                          7.9%
-------------------------------------------- ------------------------------------------ -------------------------------------------


------------------------------------------- ------------------------------------------ -------------------------------------------
Total Returns                                Wilshire SmallCap Index                    S&P SmallCap 600 Index
-------------------------------------------- ------------------------------------------ -------------------------------------------
-------------------------------------------- ------------------------------------------ -------------------------------------------
1995                                         26.6                                       30.0
-------------------------------------------- ------------------------------------------ -------------------------------------------
-------------------------------------------- ------------------------------------------ -------------------------------------------
1996                                         20.0                                       21.3
-------------------------------------------- ------------------------------------------ -------------------------------------------
-------------------------------------------- ------------------------------------------ -------------------------------------------
6 months 1997                                14.2                                       11.6
-------------------------------------------- ------------------------------------------ -------------------------------------------


-------------------------------------------- ------------------------------------------ -------------------------------------------
                                             Wilshire SmallCap Index                    S&P SmallCap 600 Index
-------------------------------------------- ------------------------------------------ -------------------------------------------
-------------------------------------------- ------------------------------------------ -------------------------------------------
Traded on NYSE                               54.4%                                      43.5%
-------------------------------------------- ------------------------------------------ -------------------------------------------
-------------------------------------------- ------------------------------------------ -------------------------------------------
Traded on NASDAQ                             44.3%                                      53.5%
-------------------------------------------- ------------------------------------------ -------------------------------------------
-------------------------------------------- ------------------------------------------ -------------------------------------------
Traded on AMEX                               1.3%                                       3.0%
-------------------------------------------- ------------------------------------------ -------------------------------------------
-------------------------------------------- ------------------------------------------ -------------------------------------------
Inception Date                               1991                                       1994
-------------------------------------------- ------------------------------------------ -------------------------------------------





Reasons for the Proposed Change


     1. Rebalancing - Wilshire rebalances its index by adding or deleting companies only once per year. This rebalancing generally occurs in May and is often communicated after such rebalancing has already taken place. As a result of this annual rebalancing, the Portfolio must immediately sell those stocks that are no longer in the index and purchase those stocks that are newly included in the index and adjust its holdings in stocks that remain in the index. In 1997 this rebalancing resulted in a Portfolio turnover of about 25% in one day. Such immediate portfolio turnover makes it difficult for the Portfolio to achieve its fundamental objective of approximating the performance of the Wilshire Index and, in fact, has resulted in a gross tracking variation of approximately 1.96% through the year 1996 and the first six months of 1997. The S&P SmallCap 600 Index rebalances on an "as needed" basis throughout the year and provides advance notice of additions and deletions of stocks from the index.


2. Communication - Wilshire communicates its index changes to the Pacific Stock Exchange, which then communicates changes to other parties, including the Portfolio's investment adviser. There is no system in place to use electronic mail or other more timely means to disseminate this information, there are no current plans to improve the timeliness of the process of disseminating this information, and there is no third party provider who could process and disseminate this information for a fee or otherwise. As a result, Portfolio changes often can not be done on a timely basis, resulting in a reduced ability of the Portfolio to approximate the results of the Wilshire Index. S&P typically announces periodic index changes five business days before they occur.

3. Corporate Actions - In addition to rebalancing an index, companies whose securities are included in an index may become involved in reorganizations, mergers, consolidations, bankruptcies and other activities that change the number and type of their outstanding securities or alter or even eliminate the companies' existence. Wilshire currently does not actively track these activities. As a result Portfolio changes often can not be done on a timely basis resulting in a reduced ability of the Portfolio to approximate the results of the Wilshire Index. S&P has an "index team" that monitors corporate takeovers, mergers and other corporate actions and makes the appropriate changes with advanced notice. Not only does this enable the Portfolio to better track the Index, but the Board of Directors believes this makes the S&P SmallCap 600 Index more representative of the small cap stock market generally.

Consistency

The Fund currently has a Large Company Stock Portfolio that tracks the S&P 500 Index. S&P will not include a company in both the S&P 500 and the S&P SmallCap
600. There can be and have been companies included in both the S&P 500 and the Wilshire SmallCap Index resulting in overlapping holdings in both the AAL Large Company Stock Portfolio and the AAL Small Company Stock Portfolio.

Certain Effects of the Proposed Changes


     The Portfolio will pay an initial, one-time charge of $325,000 (or 0.22% of its net assets as of the Record Date) to switch to the S&P SmallCap Index. This charge results from approximately a $0.04 per share brokerage cost. In addition, the S&P SmallCap 600 Index may result in higher custodian fees to the Portfolio. The custodian, Citibank, N.A. charges the Portfolio a fee of $5.00 per transaction for each stock traded. If the Portfolio were to trade 600 rather than 250 stocks every time it rebalanced its investments to track the index it seeks to replicate, which occurs approximately once per week, it would cost approximately $50,000 (or approximately 0.03% of net assets as of the Record
Date) more per year in custodian fees. Although trading a greater number of different securities will increase implicit (bid-ask spread) and explicit (4 cents per share on listed companies) brokerage commissions, this is difficult to quantify, and it is anticipated the negative effects of any such cost increases would be outweighed by the benefits of lower turnover and better communication. However, since AAL voluntarily has been reimbursing all expenses to the Portfolio in excess of 35 basis points, any increase in operating expenses will not affect the Portfolio's overall return for so long as such reimbursement remains in effect. Although AAL may elect at any time to discontinue this voluntary reimbursement, it has no present intention of doing so. In any event, the Board of Directors believes any potential increase in operating expenses will be immaterial, and that the benefits associated with the S&P SmallCap 600 Index make the proposed switch advisable.


Using the S&P SmallCap 600 Index as our benchmark should increase awareness of a more recognizable trade name (S&P vs. Wilshire), and daily valuations that are published in the Wall Street Journal and other commonly used periodicals.

Directors' Recommendation

For the reasons and considerations discussed above, the Directors unanimously recommend that you vote `FOR" approval of the proposed change of the Portfolio's Investment Objective.

OTHER BUSINESS

Management of the Fund is not aware of any other matters that will come before the Special Meeting. However, if any other business should come before the Special Meeting, your Proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote according to their best judgment on such matters.

PRINCIPAL SHAREHOLDERS AND CERTAIN BENEFICIAL OWNERS


Other than AAL, no person was known to own of record or beneficially five percent (5%) or more of the outstanding shares of the Portfolios. The Fund's Directors owned beneficially 3,166.579 shares of the Portfolio as of the Record Date. As of the Record Date, the total number of shares of the Portfolio owned beneficially by all executive officers and Directors of the Fund, as a group, was 3,836.269 (which represented less than 1% of all of the outstanding shares of the Portfolio).


COST OF SOLICITATION

In addition to this solicitation of proxies by use of the mails, proxies may be solicited by officers of the Fund and by officers and employees of the Portfolio's Investment Adviser, personally or by telephone or telegraph, without!]?special compensation. Proxies may also be solicited by a professional Proxy solicitation service should management of the Fund determine that solicitation by such means is advisable. The cost of preparing and mailing Proxy materials, of the Special Meeting (including any adjourned sessions thereof), and of soliciting proxies will be borne by AAL.

ADJOURNMENT

In the event that sufficient votes in favor of the proposal set forth in the Notice of Special Meeting which accompanies this Proxy Statement are not received by the time scheduled for the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to the proposal. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by Proxy at the session of the Special Meeting to be adjourned. The persons named as Proxy will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal. They will vote against any such adjournment those proxies required to be voted against the proposal. A shareholder vote may be taken on one proposal set forth in the Notice of Special Meeting which accompanies this Proxy Statement prior to any such adjournment if sufficient votes have been received for approval.

SHAREHOLDER MEETINGS

The Fund is organized as a Maryland corporation, and as such is subject to Maryland law. Pursuant to Maryland law and the Articles of Incorporation of the Fund, the Fund is not required to hold a shareholder meeting in any year in which the election of Directors, approval of the Investment Advisory Agreement or ratification of the selection of independent public accountants is not required to be acted upon by shareholders of the Fund under the 1940 Act.
Meetings of the shareholders of the Fund will be held when and as determined necessary by the Board of Directors of the Fund and in accordance with the 1940 Act. Other than the Special Meeting to which this Proxy Statement relates, the Fund currently does not anticipate that it will hold a meeting of shareholders in 1998. Shareholders who wish to present a proposal for action at the next meeting or suggestions as to nominees for the Board of Directors should submit the proposal or suggestions to the following address: AAL Variable Product Series Fund, Inc., 4321 North Ballard Road, Appleton, Wisconsin 54919,
Attention: Mark J. Mahoney, Secretary.

                                             By Order of the Board of Directors

                                             /s/ Mark J. Mahoney
                                             -----------------------------------
                                             Mark J. Mahoney, Secretary

Appleton, Wisconsin

December 1, 1997

                     AAL VARIABLE PRODUCT SERIES FUND, INC.

                         Special Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AAL Variable Product Small Company Stock Portfolio

        The undersigned hereby appoints Steven A. Weber, Ronald Anderson and Mark J. Mahoney, or any of them, Proxy, with full power of substitution, to represent and vote, as designated below, all shares of the above referenced Portfolio with respect to which the undersigned is entitled to direct the voting at the Special Meeting of Shareholders of AAL Variable Product Series Fund, Inc. to be held at 222 West College Avenue, Appleton, Wisconsin beginning at 10:00 a.m. local time, on February 13, 1998, or at any adjournment thereof, with respect to the matters set forth below and described in the accompanying Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.


                                (If shares are beneficially owned by more than one person, all beneficial owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.)

                                            DATED:      199-


               (Please sign exactly as name appears at left)


Shares represented by this Proxy will be voted as directed. IF NO DIRECTION IS SUPPLIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED -FOR- PROPOSAL 1.

Please vote by filling in the appropriate box below, as shown, using blue or black ink or dark pencil. Do not use red ink. /X/

-------------------------------------------------------------------------------

     1.   Proposed change to the fundamental  investment  objective of the Small
          Company Stock Portfolio.      FOR    AGAINST   ABSTAIN

     2. In their discretion, Proxies are authorized to vote upon such other business as may properly come before the meeting.

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